As filed with the Securities and Exchange Commission on August 3, 2022

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1292054
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

19300 International Boulevard

Seattle, Washington 98188

(Address, Including Zip Code, of Principal Executive Offices)

Alaska Air Group, Inc.

Employee Stock Purchase Plan

(Full Title of the Plan)

Shane R. Tackett

Executive Vice President Finance and Chief Financial Officer

19300 International Boulevard

Seattle, Washington 98188

Telephone: (206) 392-5040

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Shelly Heyduk

O’Melveny & Myers LLP

610 Newport Center Drive

Newport Beach, California 92660

Telephone: (949) 823-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of Alaska Air Group, Inc. (the “Company” or “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on February 11, 2022 (Commission File No. 001-08957);

(b)

The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March  25, 2022, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021 (Commission File No. 001-08957);

(c)

The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March  31, 2022 and June 30, 2022, filed with the Commission on May 5, 2022 and August 2, 2022, respectively (each, Commission File No. 001-08957);

(d)

The Company’s Current Reports on Form 8-K, filed with the Commission on February  28, 2022, March  8, 2022 (with respect to Item 8.01 only), March 24, 2022 (with respect to Item 2.06 only and as amended by Form 8-K/A filed with the Commission on April  21, 2022), May  2, 2022, and May 10, 2022 (each, Commission File No. 001-08957 and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder); and

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2020, filed with the Commission on May 14, 2020, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law (the “DGCL”) and the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws.

Section 145(a) of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation eliminates such personal liability of our directors under such terms.

The Registrant’s amended and restated bylaws requires it to provide indemnification, to the fullest extent permitted by the applicable law, to any director or officer who was or is a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Registrant or that, being or having been a director or officer of the

Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Registrant is also required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the board of directors.

The Registrant maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Alaska Air Group, Inc. Employee Stock Purchase Plan. (Filed as Exhibit A to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on March 25, 2022 (Commission File No. 001-08957) and incorporated herein by this reference.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 3, 2022.

ALASKA AIR GROUP, INC.

By:	/s/ Shane R. Tackett
Shane R. Tackett Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Benito Minicucci and Shane Tackett, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benito Minicucci Benito Minicucci	President and Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2022

/s/ Shane R. Tackett Shane R. Tackett	Executive Vice President/Finance and Chief Financial Officer (Principal Financial Officer)	August 3, 2022

/s/ Emily Halverson Emily Halverson	Vice President/Finance and Controller (Principal Accounting Officer)	August 3, 2022

Signature	Title	Date

/s/ Patricia M. Bedient Patricia M. Bedient	Chairman of the Board of Directors	August 3, 2022

/s/ James A. Beer James A. Beer	Director	August 3, 2022

/s/ Raymond L. Conner Raymond L. Conner	Director	August 3, 2022

/s/ Daniel K. Elwell Daniel K. Elwell	Director	August 3, 2022

/s/ Dhiren R. Fonseca Dhiren R. Fonseca	Director	August 3, 2022

/s/ Kathleen T. Hogan Kathleen T. Hogan	Director	August 3, 2022

/s/ Jessie J. Knight, Jr. Jessie J. Knight, Jr.	Director	August 3, 2022

/s/ Susan J. Li Susan J. Li	Director	August 3, 2022

/s/ Adrienne R. Lofton Adrienne R. Lofton	Director	August 3, 2022

/s/ Helvi K. Sandvik Helvi K. Sandvik	Director	August 3, 2022

/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	August 3, 2022

/s/ Eric K. Yeaman Eric K. Yeaman	Director	August 3, 2022